UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 24, 2006

BRUNSWICK CORPORATION
(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

1 N. Field Court
Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 8.01               Other Events.

On July 19, 2006, Brunswick Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as Representatives of the several Underwriters named therein, with respect to the offering and sale by the Company of $250,000,000 aggregate principal amount of its Floating Rate Notes due 2009 (the “Notes”) under the Company’s shelf Registration Statement on Form S-3 (Registration No. 333-71344).  The sale of the Notes closed on July 24, 2006.  The Notes were issued pursuant to an Indenture, dated as of March 15, 1987, between the Company and BNY Midwest Trust Company, as successor trustee.  A press release issued by the Company announcing the sale of the Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Underwriting Agreement and the form of the Notes are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K.

In connection with the issuance of the Notes, Sidley Austin LLP provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01                               Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description of Document

1.1

Underwriting Agreement, dated as of July 19, 2006, by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as Representatives of the several Underwriters named therein, relating to the Notes.

4.1	Form of Floating Rate Note due 2009.

5.1	Opinion of Sidley Austin LLP relating to the Notes.

99.1	Press release of the Company issued on July 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: July 24, 2006	By:	/s/ Marschall I. Smith
		Name:	Marschall I. Smith
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1

Underwriting Agreement, dated as of July 19, 2006, by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as Representatives of the several Underwriters named therein, relating to the Notes.

4.1	Form of Floating Rate Note due 2009.

5.1	Opinion of Sidley Austin LLP relating to the Notes.

99.1	Press release of the Company issued on July 24, 2006.